Exhibit 10.15.3

FORM OF UK MOTORSPORT GAMES INCENTIVE PLAN

Sub-plan to the

MOTORSPORT GAMES INC. 2021 EQUITY INCENTIVE PLAN

EFFECTIVE DATE:                             , 2021

APPROVED BY STOCKHOLDERS:                             , 2021

1.	General

1.1	This UK Motorsport Games Incentive Plan (the “UK Incentive Plan”) is adopted as a sub-plan of the Motorsports Games Inc. 2021 Equity Incentive Plan (the “US Plan”) in accordance with Section 3.1 of the US Plan. The provisions of the US Plan apply to the UK CSOP as amended herein.

1.2	The purpose of the UK Incentive Plan is to provide benefits for employees and directors in the form of share options or such other forms of award as may be permitted under the US Plan.

2.	Definitions and interpretation

2.1	To the extent not specifically defined in this UK Incentive Plan, all capitalized terms used in this UK Incentive Plan shall have the meaning set out in the US Plan. Words not otherwise defined in this Rule 2.1 or the US Plan have the same meanings as in the CSOP Code.

2.2	In this UK Incentive Plan (unless the context otherwise requires) the following words and phrases have the meanings given below:

“Date of Grant”	in relation to any Award, the date on which that Award is granted;

“Exercise Price”	in relation to any Option, the price per Share payable upon exercise of that Option;

“Group”	The Company and any company controlled by the Company;

“HMRC”	HM Revenue & Customs;

“ITEPA”	the Income Tax (Earnings and Pensions) Act 2003;

“NIC”	National Insurance contribution

“NIC Award Gain”	a gain realised upon the exercise of, or acquisition of Shares in pursuance of, an Option, being a gain that is treated as remuneration derived from the Participant’s employment by virtue of section 4(4)(a) of the Social Security Contributions and Benefits Act 1992;

“Option”	an option to acquire Shares in accordance with this UK Incentive Plan;

“Option Shares”	Shares in respect of which an Option subsists;

“Restriction”	A provision, made by any contract, agreement, arrangement or condition to which any of sub-sections (2)-(4) of section 423 of ITEPA would apply if the references in those sub-sections to the employment-related securities were references to the Option Shares;

“Rule”	Rule of the UK Incentive Plan;

“Section”	Section of the US Plan;

“Shares”	Stock;

“UK Incentive Plan”	this UK Motorsport Games Incentive Plan, which is a sub-plan of the US Plan;

“US Plan”	the Motorsport Games Inc 2021 Equity Incentive Plan

2.3	Any reference to any enactment shall include any consolidation, modification, extension, amendment or re-enactment thereof or any subordinate legislation made under it for the time being in force.

2.4	References to Shares in respect of which an Option subsists at any time are to be read and construed as references to the Shares over which the Option is then held (and in respect of which it has not then lapsed and ceased to be exercisable).

2.5	References to an Award vesting or being or becoming vested are to be read as references to the Award becoming exercisable, either immediately or, subject to the Rules, at some future time, in consequence of a vesting or performance-related condition of exercise being satisfied in whole or in part and an Award which is not subject to any such performance-related condition of exercise shall be treated as being vested in full.

3.	Eligibility and Participation

3.1	An Award may be granted to any person who is eligible for an Award under the US Plan.

4.	Administration

4.1	Subject to the provisions of these Rules, the Committee may make Awards under this UK Incentive Plan in accordance with Section 6.1 (Stock Options) of the US Plan. The Committee shall have an absolute discretion as to when and to whom an Option is granted by the Company.

5.	Shares available for Grant

5.1	The number of Shares in respect of which an Option is granted shall be limited in accordance with Section 3 of the US Plan

6.	Grant of Options

6.1	Section 6.1 of the US Plan shall apply to Options granted under this UK Incentive Plan.

6.2	The Exercise Price shall not be less than the amount determined in accordance with Section 6.1(a) of the US Plan.

6.3	In Section 6.1(b) and Section 6.2(b)(iii) of the US Plan, references to “twelve (12) months” shall be replaced with “six (6) months” save in respect of termination of employment on account of death, in which case the period of twelve (12) months shall remain.

7.	Stock Appreciation Rights

7.1	Awards of Stock Appreciation Rights may be made under this UK Incentive Plan in accordance with Section 7 of the US Plan and subject to such additional conditions as the Committee shall determine.

8.	Restricted Stock Awards and Restricted Stock Unit Awards

8.1	Restricted Stock Awards and Restricted Stock Unit Awards may be made under this UK Incentive Plan in accordance with Section 8 of the US Plan and subject to such additional conditions as the Committee shall determine

9.	Performance share awards

9.1	Performance Share Awards may be made under this UK Incentive Plan in accordance with Section 9 of the US Plan and subject to such additional conditions as the Committee shall determine.

10.	Changes in capital structure

10.1	Adjustments to the number or description of Shares may be made in accordance with Section 10 of the US Plan.

11.	Change of control

11.1	Adjustments to the number or description of Shares subject to an Award may be made in accordance with Section 11 of the US Plan.

12.	Other provisions applicable to awards

12.1	Unless the Company otherwise determines in relation to the grant of Awards on any occasion, any person to whom an Award has been granted shall be required to confirm his acceptance of such grant by executing as a deed and delivering to the Company a duly completed form of acceptance in such form as the Company may from time to time specify and if no such form of acceptance is received by the Company within the period of 30 days after the Date of Grant (or such later time as the Company may notify to the Participant) the Award shall thereupon lapse and cease to be exercisable.

13.	Amendment modification and termination

13.1	As soon as reasonably practicable after making any alteration, the Committee shall give notice in writing thereof to any Participant affected.

14.	Tax Withholding

14.1	In accepting the grant of an Award, the Participant shall, if not prohibited by paragraph 3A of Schedule 1 to the Social Security Contributions and Benefits Act 1992 and if required by the Company, agree with and undertake to the Company and any other company which is the Participant’s employer that:

14.1.1	the Participant’s employer may recover from the Participant the whole or any part of any secondary Class 1 NICs payable in respect of any NIC Award Gain; and

14.1.2	the Participant shall join with the Participant’s employer in making an election (in such terms and such form and subject to such approval by HMRC as provided in paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992) for the transfer to the Participant of the whole, or such part as the Company may determine, of any liability of the Participant’s Employer to secondary Class 1 NICs on any NIC Award Gain.

15.	Indemnification

15.1	Section 15 of the US Plan shall apply to the UK Incentive Plan unamended.

16.	General provisions

16.1	The grant of an Award does not form part of the Participant’s entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between any person and the Company or any Subsidiary or related company or former Subsidiary or former related company give such person any right or entitlement to have an Award granted to him or any expectation that an Award might be granted to him whether subject to any conditions or at all.

16.2	The rights and obligations of a Participant under the terms of his contract of employment with the Company or any Subsidiary or related company or former Subsidiary or former related company shall not be affected by the grant of an Award.

16.3	The rights granted to an Participant upon the grant of an Award shall not afford the Participant any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or any Subsidiary or related company or former Subsidiary or former related company for any reason whatsoever, whether or not such termination is ultimately held to be wrongful or unfair.

16.4	A Participant shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise an Award in consequence of the loss or termination of his office or employment with the Company or any Subsidiary or related company or former Subsidiary or former related company for any reason (including, without limitation, any breach of contract by his employer) or in any other circumstances whatsoever, whether or not such termination is ultimately held to be wrongful or unfair.

16.5	The UK Incentive Plan and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

16.6	Where the grant of an Award, or the exercise of any Award under this UK Incentive Plan, constitutes or results in, or in the reasonable opinion of the Committee may constitute or result in, the issue or transfer of an employment related security (within the meaning of Part 7 of ITEPA), the Company may make it a condition of such grant or exercise that the Participant agrees and undertakes to join with the Participant’s employer in making an irrevocable election pursuant to section 431(1) of ITEPA in such form as may be approved by HMRC within the period of 14 days (or such other shorter time as the Company may specify) beginning with the date of grant or exercise.

16.7

Except as otherwise expressly stated to the contrary, none of this UK Incentive Plan, the grant of an Award, or the Contracts (Rights of Third Parties) Act 1999 shall have the effect of giving any third party any rights under this UK Incentive Plan and that Act shall not apply to this UK Incentive Plan or to the terms of any Award granted under it.

Schedule

Form of Option Award Agreement and associated documents

UK MOTORSPORT GAMES INCENTIVE PLAN

SUB-PLAN TO THE

MOTORSPORT GAMES INC. 2021 EQUITY INCENTIVE PLAN

OPTION AWARD AGREEMENT

To:

Name of Participant:
Address of Participant:

This Award Agreement includes the following documentation:

1.	Certificate of Grant

2.	Acceptance of Grant

3.	Vesting and Performance-related Conditions of Exercise

4.	Notice of Exercise

References in this documentation to Rules are to the Rules of the UK Approved Company Share Option Plan, which is a sub-plan of the Motorsports Games Inc. 2021 Equity Incentive Plan.

You should read this documentation carefully, in conjunction with the rules of the UK Approved Company Share Option Plan and the Motorsport Games Inc. 2021 Equity Incentive Plan.

If you choose to accept this award, you should complete and sign (your signature should be witnessed) the Acceptance of Grant and return the signed and witnessed Acceptance of Grant to [                ] by the date set out in the Acceptance of Grant.

UK MOTORSPORT GAMES INCENTIVE PLAN

SUB-PLAN TO THE

MOTORSPORT GAMES INC. 2021 EQUITY INCENTIVE PLAN

OPTION AWARD AGREEMENT

CERTIFICATE OF GRANT

Name of Participant:
Address of Participant:

Date of Grant:
Number of Shares:
Exercise Price:

1.	[ ][1]* HEREBY GRANTS to you, the Participant named above, an Option to subscribe for the above number of shares of Class A common stock of Motorsport Games Inc (“Shares”) at the above Exercise Price.

2.	The Option is exercisable subject to and in accordance with the Rules of The UK Motorsport Games Incentive Plan (the “UK Incentive Plan”), which is a sub-plan to The Motorsport Games Inc. 2021 Equity Incentive Plan (the “US Plan”), as they are amended from time to time.
3.	This Option may not normally be exercised before [ ][2] and then only if and insofar as the Participant has been notified that any performance target set out in the Appendix to this Award Agreement has been met.

4.	In accordance with Section 6.1 of the US Plan, this Option may not in any event be exercised later than the tenth anniversary of the Date of Grant shown above. This Option is not transferable other than in accordance with Sections 12.3 and 12.4 of the US Plan.

5.	It is a condition of exercise of this Option that the Participant agree to indemnify the Company and the Participant’s employer (or former employer) against any liability of any such person to account for any tax or NICs arising upon the exercise of, or acquisition of Shares in pursuance of, this Option (“Option Tax Liability”). If an Option Tax Liability arises on any occasion and, within 30 days, the appropriate amount cannot be withheld from payment of the Participant’s remuneration or the Company has not received payment of such amount, the Company shall, to the extent necessary to reimburse the Participant’s Employer (or former employer), be entitled to sell sufficient of the Shares acquired in pursuance of this Option and to procure payment to the Participant’s employer (or former employer), out of the net proceeds of sale of such Shares, of moneys sufficient to satisfy such indemnity.

6.	In the case of Employer’s NICs arising on gains made on the acquisition of Shares pursuant to the Option, the Participant shall, if at any time before the first date of exercise of this Option the Company so directs, make a joint election with the Participant’s employer (or former employer) for liability to employer’s NICs arising upon the exercise of, or the acquisition of Shares in pursuance of, this Option to be transferred to him or her/in the form attached.

EXECUTED as a deed by [ ][3] acting by:

...............	Director
...............	Director/Secretary
...............	Date

1 Insert relevant company

2 Insert earliest date on which option can be exercised (if applicable)

3 Insert name of relevant company

UK MOTORSPORT GAMES INCENTIVE PLAN

SUB-PLAN TO THE

MOTORSPORT GAMES INC. 2021 EQUITY INCENTIVE PLAN

AWARD AGREEMENT

ACCEPTANCE OF GRANT

To: [the Company]

I HEREBY AGREE to accept the grant of an Option .......... over Shares on .......... (date) (“my Option”) and agree and undertake to be bound by the terms and conditions set out in the rules of The UK Approved Company Share Option Plan (“UK CSOP”), which is a sub-plan to the Motorsport Games Inc. 2021 Equity Incentive Plan and the condition(s) of exercise set out in the Appendix to this Award Agreement.

1.	I confirm that I have received a copy of the Rules of the UK Incentive Plan (which incorporate the rules of the Motorsport Games Inc. 2021 Equity Incentive Plan, as modified by the UK Incentive Plan) and accept that this grant is governed by those Rules.

2.	I hereby agree to indemnify the Company and my employer (or former employer) in respect of any liability of any such person to account for any tax or NICs arising upon the exercise of, or acquisition of Shares in pursuance of, my Option (“Option Tax Liability”).

3.	I understand and agree that, if an Option Tax Liability arises on any occasion then unless either:

a)	my Employer (or former employer) is able to withhold the amount of such Option Tax Liability from payment of my remuneration, within the period of 30 days from the date of the Option exercise;

b)	I have indicated in writing to my Employer (or former employer) either on the Notice of Exercise or in a manner agreed with the company, that I will make a payment of an amount equal to the Option Tax Liability and do in fact make such a payment, within 14 days of being notified by the Company of the amount of such Option Tax Liability; or

c)	I have authorised the Company (either on the Notice of Exercise or in a manner agreed with the Company) to sell sufficient of the shares acquired in pursuance of this Option and to procure payment to my employer (or former employer) out of the net proceeds of sale of such shares monies sufficient to satisfy such indemnity the Company shall, to the extent necessary to reimburse my Employer (or former employer), be entitled to sell sufficient of the Shares acquired in pursuance of this Option and to procure payment to my Employer (or former employer), out of the net proceeds of sale of such Shares, moneys sufficient to satisfy such indemnity.

4.	I hereby agree with and undertake to the Company and any other company which is my Employer that my Employer may recover from me, as mentioned in Rule 14, the whole or any part of any employer’s NICs payable in respect of any Option Gain.

5.	I hereby agree and undertake that I shall, if and when so requested by the Company before this Option is first exercised, make a joint election with my Employer Company (in a form satisfactory to the Company and HMRC for any liability of my Employer Company to employers’ NICs payable in respect of any Option Gain, to be transferred to me (an “NIC Election”).

6.	I hereby appoint the Company Secretary or any director of the Company to be my lawful attorney during the period ending with the first date on which this Option is exercised, for the purpose of executing, in my name and on my behalf, an NIC Election. This power of attorney is given by way of security for the performance of my obligation to make an NIC Election and is irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.

7.	I hereby authorise and agree that:

a)	my Employer and any other member of the Group may disclose to any other member of the Group, the Company, and to any administrator of this Plan all such Personal Data relating to me and to my participation in the Plan as shall, in the opinion of the directors, be necessary to facilitate the operation and administration of the Plan and to enable any such administrator to discharge all its duties and functions in relation to the operation of the Plan;

b)	any such persons may transfer Personal Data amongst themselves for the purposes of administering the Plan;

c)	any such person may process and use such Personal Data for any such purposes; and

d)	such Personal Data may be transferred to and by any third party for such purposes.

8.	Words and phrases used in this Award Agreement and Form of Acceptance shall have the meanings they bear for the purposes of this UK Incentive Plan.

SIGNED and delivered AS A DEED by: in the presence of:
Witness signature
Witness name (print)

Address
Occupation
Date

THIS FORM MUST BE RECEIVED BY [ ............... ] BY ............... OTHERWISE THE OPTION WILL BE DEEMED TO HAVE LAPSED

UK MOTORSPORT GAMES INCENTIVE PLAN

SUB-PLAN TO THE

MOTORSPORT GAMES INC. 2021 EQUITY INCENTIVE PLAN

Appendix to AWARD AGREEMENT

VESTING AND PERFORMANCE-RELATED CONDITIONS OF EXERCISE

[Any vesting schedule / performance conditions should be set out here.]

UK MOTORSPORT GAMES INCENTIVE PLAN

SUB-PLAN TO THE

MOTORSPORT GAMES INC. 2021 EQUITY INCENTIVE PLAN

AWARD AGREEMENT

NOTICE OF EXERCISE

To:	The Company Secretary, Motorsport Games Inc

I hereby exercise the Option referred to overleaf in respect of all/..........4of the Shares over which the Option subsists, and request the allotment or transfer to me of those Shares in accordance with the Rules of the UK Incentive Plan and the Constitution of the Company.

I:

[enclose a cheque made payable to]

[have arranged a bank transfer to the bank account (as notified to me) of ]5

[ ]6 **/ in the sum of £..........*** being the aggregate Exercise Price of such Shares.

I understand that, as a result of the exercise of the Option, an Option Tax Liability may arise which I am required to satisfy. I wish to meet this Option Tax Liability by:

[ ]	authorising the Company or my employer or former employer to deduct the necessary amount from my next salary payment under the PAYE procedure
[ ]	paying the Company such amount as is necessary to cover the Option Tax Liability within 14 days of my receiving details of that Option Tax Liability from the Company
[ ]	agreeing to the Company selling sufficient of my Option Shares so that the net proceeds of sale will cover the Option Tax Liability

Please tick the box for your preferred payment method. If you do not tick any boxes the Company will first seek to withhold an amount sufficient to cover the Option Tax Liability from your next salary payment, and if the Option Tax Liability cannot then be satisfied in full, the Company will sell sufficient of your Shares to meet that liability.

Name
Address

Signature
Date

4 Delete / insert number of Shares as appropriate

5 Delete as appropriate

6 Insert payee as appropriate

NOTES

1.	This form must be accompanied by payment of the Exercise Price for the Shares in respect of which the Option is exercised.

2.	The Option may not be exercised in respect of less than [..........] Shares or (if less) all of the Shares over which the Option subsists.

3.	Where the Option is exercised by personal representatives, an office copy of the Probate or Letters of Administration should accompany the form.

4.	Under current tax Rules, a charge to income tax and NICs will arise if this Option is exercised and the market value of the Shares acquired (at the time of the acquisition) is more than the Exercise Price. It is a term of the Option that the Participant will be required to enter into arrangements satisfactory to the Company to ensure that any such Option Tax Liability (including any liability to employer’s secondary class I NICs) will be borne by, and recovered from, him or her.

5.	It is a term of the Option that the Participant agrees and undertakes to join with the Participant’s employer in making an irrevocable election pursuant to section 431(1) of ITEPA (in such form as may be approved by HMRC at the relevant time) at the time of exercising the Option.

IMPORTANT

The Company cannot advise the Participant on the tax consequences of exercising an Option. If the Participant is unsure of the tax liabilities which may arise, the Participant should take appropriate professional advice before exercising your Option.

6.	A Participant, whether or not a director of any company, shall not be entitled to exercise an Option at any time when to do so would contravene the provisions of the Company’s Code governing share dealings by directors and employees.